Exhibit 10.3

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

NON-QUALIFIED OPTION TO PURCHASE COMMON STOCK

OF

BREEZE-EASTERN CORPORATION

Void after August 18, 2024

This certifies that, for value received, BRADLEY ALAN REPP (“Holder”) is entitled, subject to the terms set forth below, to purchase from BREEZE-EASTERN CORPORATION, a Delaware corporation (the “Company”), shares of the common stock, $.01 par value per share, of the Company (“Common Stock”), as constituted on August 18, 2014 (the “Option Issue Date”), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or as otherwise provided in Section 3 hereof, at the Exercise Price then in effect. The number, character and Exercise Price of the shares of Common Stock issuable upon exercise hereof are subject to adjustment as provided herein. This Option is granted to Holder outside of the Company’s stockholder approved equity incentive plans (including the 2012 Incentive Compensation Plan (the “2012 Plan”), as an inducement award to Section 711(a) of the NYSE MKT Company Guide. This Option is a Non-Qualified Stock Option (i.e., not an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended).

1. Term of Option. This Option shall be exercisable, in whole or in part, on the date hereof and ending at 5:00 p.m. EST on August 18, 2024 (the “Option Termination Date”) and shall be void thereafter.

2. Number of Shares, Exercise Price, and Vesting.

2.1 Number of Shares. The number of shares of Common Stock which may be purchased pursuant to this Option shall be two hundred thousand (200,000) shares (the “Shares”), subject, however, to the vesting provisions included in Section 2.3 below and to adjustment pursuant to Section 11 hereof.

2.2 Exercise Price. The Exercise Price at which this Option, or portion thereof, may be exercised shall be $10.40 per Share, subject, however, to adjustment pursuant to Section 11 hereof.

2.3 Vesting. The Option shall vest as follows:

(i)	options to purchase twenty five thousand (25,000) Shares will vest immediately on the Option Issue Date;
(ii)

options to purchase twenty five thousand (25,000) Shares will vest when the average closing price of the Common Stock after the Option Issue Date and for the preceding thirty (30) days (the “Trailing Price”) exceeds an amount equal to or greater than the Exercise Price plus one dollar ($1.00);

(iii)

at any time after the first anniversary of the Option Issue Date, (A) options to purchase twenty five thousand (25,000) Shares will vest when the Trailing Price exceeds an amount equal to or greater than the Exercise Price plus two dollars ($2.00); and (B) options to purchase twenty five thousand (25,000) Shares will vest when the Trailing Price exceeds an amount equal to or greater than the Exercise Price plus three dollars ($3.00);

(iv)

at any time after the second anniversary of the Option Issue Date, (A) options to purchase twenty five thousand (25,000) Shares will vest when the Trailing Price exceeds an amount equal to or greater than the Exercise Price plus four dollars ($4.00); and (B) options to purchase twenty five thousand (25,000) Shares will vest when the Trailing Price exceeds an amount equal to or greater than the Exercise Price plus five dollars ($5.00); and

(v)

at any time after the third anniversary of the Option Issue Date, (A) options to purchase twenty five thousand (25,000) Shares will vest when the Trailing Price exceeds an amount equal to or greater than the Exercise Price plus six dollars ($6.00); and (B) options to purchase twenty five thousand (25,000) Shares will vest when the Trailing Price exceeds an amount equal to or greater than the Exercise Price plus seven dollars ($7.00).

3. Exercise of Option.

3.1 Payment of Exercise Price. Subject to the terms hereof, the purchase rights represented by this Option are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment of the Exercise Price in full (i) in accordance with the terms of Section 4.g of the 2012 Plan, or (ii) in the discretion of the Company, by reducing the number of shares of the Company’s Common Stock otherwise issuable under this Option to Holder upon the exercise of the Option by a number of shares of Common Stock having a Fair Market Value equal to such aggregated exercise price (“Net Exercise”); provided, however, that such method of payment is then permitted under applicable law. While this Option may use certain provisions from the 2012 Plan where explicitly stated herein as a matter of convenience, as stated above, this Option is not granted pursuant to the 2012 Plan and is not subject to the 2012 Plan (other than those terms explicitly incorporated by reference into this Option).

3.2 Fair Market Value. If previously owned shares of Common Stock are tendered as payment of the Exercise Price or payment is made by Net Exercise, the value of such shares shall be the “Fair Market Value” of such shares on the trading date immediately preceding the date of exercise. For the purpose of this Agreement, the “Fair Market Value” shall be:

(a) If the Common Stock is admitted to trading on a United States securities exchange, the Fair Market Value on any date shall be the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported;

(b) If the Common Stock is traded in the over-the-counter market and not on any national securities exchange, the Fair Market Value shall be the arithmetic mean of the last bid and ask prices per share (or if last bid and ask is not reported, the closing price per share), as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, or if not so reported, the arithmetic mean of the closing bid and asked prices for a share as furnished to the Company by any member of the Financial Industry Regulatory Authority, selected by the Company for that purpose; or

(c) If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date that the Fair Market Value is to be determined, the Board of Directors of the Company shall in good faith and in its sole discretion determine the Fair Market Value of the Common Stock on such date.

If the tender of previously owned shares would result in an issuance of a whole number of Shares and a fractional Share of Common Stock, the value of such fractional share shall be paid to the Company in cash or by check by the Holder.

3.3 Termination of Employment or Service; Death.

(a) If Holder’s employment or services are terminated by the Company for any reason other than for Cause (“for Cause” is defined in Section 10 of the 2012 Plan), this Option may be exercised only within three (3) months after the termination of employment or cessation of service and prior to the Option Termination Date.

(b) If Holder’s employment or services are terminated by the Company for Cause (as defined below), then this Option shall forthwith terminate.

(c) If Holder shall die while employed by or providing services to the Company and prior to the Option Termination Date, this Option may be exercised only within three (3) months after Holder’s death, prior to the Option Termination Date, and only by the Holder’s personal representative or persons entitled thereto under the Holder’s will or the laws of descent and distribution.

(d) This Option may not be exercised for more Shares (subject to adjustment as provided in Section 11 hereof) after the termination of the Holder’s employment, cessation of services to the Company, or death, as the case may be, than the Holder was entitled to purchase thereunder at the time of the termination of the Holder’s employment, the cessation of services to the Company, or death.

For the avoidance of doubt, any portion of this Option which is unvested as of the date of the termination of the Holder’s employment, cessation of services to the Company, or death shall remain unvested and never vest.

3.4 Exercise Date; Delivery of Certificates. This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and Holder shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Holder a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of shares for which this Option may then be exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Option, the Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.

6. Rights of Stockholder. Except as otherwise contemplated herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

7. Transfer of Option.

7.1. Non-Transferability. This Option shall not be assigned, transferred, pledged or hypothecated in any way, nor subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of an execution, attachment, or similar process upon the Option, shall be null and void and without effect.

7.2. Compliance with Securities Laws; Restrictions on Transfers. In addition to restrictions on transfer of this Option and Shares set forth in Section 7.1 above.

(a) The Holder of this Option, by acceptance hereof, acknowledges that this Option and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the Holder will not offer, sell or otherwise dispose of any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Option, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment (unless such shares are subject to resale pursuant to an effective prospectus), and not with a view toward distribution or resale.

(b) Neither this Option nor any share of Common Stock issued upon exercise of this Option may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the 1933 Act, unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company. The Holder of this Option, by acceptance hereof, acknowledges that the Company has no obligation to file a registration statement with the Securities and Exchange Commission or any state securities commission to register the issuance of the Shares upon exercise hereof or the sale or transfer of the Shares after issuance.

(c) All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION THEREFROM.

(d) Holder recognizes that investing in the Option and the Shares involves a high degree of risk, and Holder is in a financial position to hold the Option and the Shares indefinitely and is able to bear the economic risk and withstand a complete loss of his investment in the Option and the Shares. The Holder is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company.

The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, has been given full and complete access to information concerning the Company, and has utilized such access to his satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company’s operation. Holder has had the opportunity to ask questions of, and receive answers from the management of the Company (and any person acting on his behalf) concerning the Option and the Shares and the agreements and transactions contemplated hereby, and to obtain any additional information as Holder may have requested in making his investment decision.

(e) Holder acknowledges and represents: (i) that the Company has made available to him the Company’s latest Annual Report on Form 10-K, all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during the current fiscal year, and the Company’s most recent Proxy Statement and Annual Report to Stockholders, and that he has been afforded the opportunity to review and is familiar with the business prospects and finances of the Company and has based his decision to invest solely on such review and the information contained therein and has not been furnished with any other literature, prospectus or other information; (ii) Holder is acquiring the Options and Shares for investment purposes only and not with a view toward distribution; (iii) he understands that no federal or state agency has approved or disapproved the Option or Shares or made any finding or determination as to the fairness of the Option and Common Stock for investment; and (iv) that the Company has made no representations, warranties, or assurances as to (A) the future trading value of the Common Stock, (B) whether there will be a public market for the resale of the Common Stock or (C) the filing of a registration statement with the Securities and Exchange Commission or any state securities commission to register the issuance of the Shares upon exercise hereof or the sale or transfer of the Shares after issuance.

8. Reservation and Issuance of Stock; Payment of Taxes.

(a) The Company covenants that during the term that this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock or Common Stock held in treasury a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Option, and from time to time will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Option.

(b) The Company further covenants that all shares of Common Stock issuable upon the due exercise of this Option will be free and clear from all taxes or liens, charges and security interests created by the Company with respect to the issuance thereof, however, the Company shall not be obligated or liable for the payment of any taxes, liens or charges of Holder, or any other party contemplated by Section 7, incurred in connection with the issuance of this Option or the Common Stock upon the due exercise of this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Common Stock upon the exercise of this Option. The Common Stock issuable upon the due exercise of this Option, will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

(c) There may be a regular income tax liability upon the exercise of the Option. Upon exercise of the Option, the Company shall have the right to require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for Shares of Common Stock purchased pursuant to the Option, if in the opinion of counsel to the Company such withholding is required under applicable tax laws.

(d) If Holder is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements, the Holder may pay such amount in cash or, if not so paid by the Holder, the Company may make a withholding in accordance with Section 9 of the 2012 Plan.

9. Notices.

(a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Option.

(b) All notices, advices and communications under this Option shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

If to the Company:

Breeze-Eastern Corporation

35 Melanie Lane

Whippany, NJ 07981

Attn: Corporate Secretary

and to the Holder:

at the address set forth in the records of the Company.

Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 9.

(c) This Option does not confer upon or give to the Holder any right to continued employment by the Company and does not in any way affect the right of the Company to terminate the Holder’s employment at any time.

(d) Notwithstanding anything to the contrary herein, this Option and any Shares of Common Stock transferred upon exercise thereof shall be subject to the Company’s ability to recoup or recover the Option, such Shares or other consideration previously granted under this Option, pursuant to (i) any compensation recovery or recoupment policy (i.e., clawback policy) to be adopted by the Company from time to time in the future (regardless of whether adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise), or (ii) any other applicable law, regulation or stock exchange rule, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002.

10. Amendments.

(a) The Company may amend, modify or terminate this Option, including but not limited to, substituting therefor another Option of the same or a different type and changing the date of exercise or realization, provided that the Holder’s consent to such action shall be required unless the Company determines that the action, taking into account any related action, would not materially and adversely affect the Holder.

(b) No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Adjustments. The number of Shares of Common Stock purchasable hereunder and the Exercise Price is subject to adjustment from time to time upon the occurrence of certain events, as follows:

11.1. Split, Subdivision, Combination of Shares, Reclassification or Recapitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, applicable to securities as to which purchase rights under this Option exist or any distribution to holders of the securities as to which purchase rights under this Option exist other than an ordinary cash dividend, the Exercise Price and the number and kind of securities issuable upon exercise of this Option may be proportionately adjusted by the Board in its sole discretion. Any adjustment under this Section 11.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. If this Section 11.1 applies and Section 11.3 also applies to any event, Section 11.3 shall be applicable to such event, and this Section 11.1 shall not be applicable.

11.2 Liquidation or Dissolution. In the event the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, the terms of Section 8.g of the 2012 Plan shall apply.

11.3 Change of Control Events.

(1) A “Change of Control” shall be defined as set forth in Section 8.f.F of the 2012 Plan.

(2) Effect on Option. Upon the occurrence of a Change of Control, the terms of Section 8.f and 8.i of the 2012 Plan shall apply. Without limiting the foregoing (and the rights of the Board thereunder), upon the occurrence of a Change of Control all of the time frames set forth in Section 2.3 of this Option shall immediately accelerate, such that the Option would remain subject only to satisfaction of the Trailing Price thresholds set forth in Section 2.3 of this Option for vesting purposes.

12. Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Option and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14. Jurisdiction. The Holder and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts of the State of Delaware. Service of process on the Company or the Holder in any action arising out of or relating to this Option shall be effective if mailed to such party at the address listed in Section 9 hereof.

15. Arbitration. If a dispute arises as to interpretation of this Option, it shall be decided finally by a single arbitrator in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrator shall be appointed by agreement of the parties, or, if they cannot agree, then the arbitrator shall be appointed by the American Arbitration Association. The arbitration shall take place in New York, New York. The decision of the arbitrator shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of its counsel and its witnesses. The parties shall share equally the fees and expenses of the arbitrator.

16. Corporate Power; Authorization; Enforceable Obligations; Administration. The execution, delivery and performance by the Company of this Option: (i) are within the Company’s corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of the Company’s articles of incorporation or bylaws; (iv) will not violate in any material respect, any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; and (v) will not, in any material respect, conflict with or result in the breach or termination of, or constitute a default under any agreement or other material instrument to which the Company is a party or by which the Company is bound. This Option shall be administered and interpreted by the Incentive and Compensation Committee of the Company’s Board of Directors, and any actions that may be taken by the Board hereunder may be taken by the Compensation Committee in lieu thereof.

17. Successors and Assigns. This Option shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Option to be executed as of the 18th day of August, 2014.

BREEZE-EASTERN CORPORATION

By:	/s/ Brad Pedersen
Name:	Brad Pedersen
Title:	Chief Executive Officer and President

AGREED AND ACCEPTED:

BRADLEY ALAN REPP

Signature	/s/ Bradley Alan Repp

NOTICE OF EXERCISE

To:	Corporate Secretary
Breeze-Eastern Corporation

(1) The undersigned hereby elects to purchase                      shares of Common Stock of Breeze-Eastern Corporation, pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full in the following manner (please check one of the following choices – all choices other than cash are subject to approval by the Company):

In Cash

Cashless exercise through a broker;

Delivery of previously owned shares; or

Net Exercise

(2) The undersigned understands that he or she may suffer adverse tax consequences as a result of the purchase (i.e., exercise of the Option) or disposition of the Shares. The undersigned represents that he or she has consulted with any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that the undersigned is not relying on the Company for any tax advice.

(3) In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

(Date)	(Signature)